Exhibit 10.14

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (this "Incentive Option Agreement") is made effective as of the September 1, 2015 (the "Date of Grant"), between Torvec, Inc., a New York corporation (the "Company"), and Kathleen A. Browne (the "Participant").

R E C I T A L S:

WHEREAS, effective September 1, 2015, the Company's Board of Directors (the "Board") approved the grant of the Option set forth herein as an inducement for the Participant to join the Company as one of its employees;

WHEREAS, such Option is granted pursuant to and in accordance with the terms of the Company’s 2011 Stock Option Plan (“Plan”) as approved by the Company’s shareholders at the annual meeting of shareholders held on January 27, 2011;

WHEREAS, such Option is subject to and governed by the provisions of the Plan as it presently exists and as it may be amended and/or modified;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.     Option Grant.

(a)     The Company hereby grants to the Participant the right and option (the "Option") to purchase 25,000 shares of the $.01 par value common stock of the Company (“Optioned Shares”), on the terms, conditions and provisions set forth in the Plan and, more specifically, as contained herein.

(b)     The Option is intended to be an “incentive stock option” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, and is granted to the Participant in his capacity as an employee of the Company. Under current provisions of federal tax law, if the Participant exercises the Option while he is an employee or within three months of his termination of employment (one year in the case of total and permanent disability) and does not dispose of the Optioned Shares for a period of two years from the Date of Grant and for a period of one year from the date of exercise, no income or gain for federal regular income tax purposes will be recognized to the Participant upon either the grant of the Option or upon the Participant’s exercise of all or a portion of the Option. Upon the subsequent disposition of the Optioned Shares, long or short term capital gain or loss will be recognized by the Participant to the extent of the holding period of the Optioned Shares and the extent to which the selling price exceeds or is less than the Participant’s basis in the Optioned Shares.

The Participant also understands that for purposes of the alternative minimum income tax calculation under current federal tax law, the difference between the exercise price and the fair market value of the Optioned Shares is includible as an item of gross income for the taxable year of exercise except to the extent the Optioned Shares are both nontransferable and subject to a substantial risk of forfeiture.

The Participant also understands that the provisions of federal tax law described above are subject to change and, consequently, the Participant agrees to consult with his own tax advisor with respect to the federal and state income tax treatment to be accorded the grant the Option, the exercise of the Option and the disposition of Optioned Shares.

(c)     Neither the Company, nor the Board, nor the Company’s Governance and Compensation Committee, nor any person acting on behalf of any of them, shall be liable to the Participant by reason of any tax asserted under Section 4999 of the Code.

2.      Option Price.

The exercise price of the Optioned Shares subject to the Option shall be ($.28) per Share, the closing price of the Company’s common stock on September 1, 2015 (the "Option Price").

3.      Option Term.

The term of the Option shall commence on the Date of Grant and shall continue until 5:00 p.m., EST on September 1, 2025 provided that this Option shall terminate at the end of three months (one year in the case of permanent and total disability) following the termination of the Participant’s employment with the Company as an employee (the "Option Term"). Upon the Participant’s termination of employment, he shall forfeit the unvested portion of this Option and shall be entitled to exercise only the Vested Portion of this Option during the three month (one year in the case of permanent and total disability) period following such termination.

4.     Vesting of the Option

The Option shall not be exercisable immediately but shall vest in equal installments on the close of business on September 1, 2016, September 1, 2017, September 1, 2018, and September 1, 2019 (each, a "Vesting Date"). At any time, the portion of the Option which has become vested in accordance with the terms hereof shall be called the "Vested Portion".

Date	Vested Percentage	Cumulative Vested Portion
9/1/2016	25%	1/4
9/1/2017	50%	2/4
9/1/2018	75%	3/4
9/1/2019	100%	4/4

5.      Exercise Procedures.

(a)     Notice of Exercise. To the extent exercisable, the Participant or the Participant's legal representative may exercise the Vested Portion or any part thereof prior to the expiration of the applicable Option Term corresponding to the Vested Portion by giving written notice to the Company in the form attached hereto as Exhibit A (the "Notice of Exercise"). The Notice of Exercise shall be signed by the person exercising such Option. In the event that such Option is being exercised by the Participant's legal representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of such legal representative's right to exercise such Option on behalf of the Participant’s estate.

(b)     Method of Exercise; Payment Provisions. The Participant or the Participant's legal representative shall deliver to the Company at the time the Notice of Exercise is delivered, payment of the aggregate Option Price due with respect to the Optioned Shares being purchased by payment in cash, cashier's check or a certified check. In the alternative, the Participant may exercise the Option, in whole or in part, by way of a “cashless exercise” by having the Company withhold shares of common stock issuable upon exercise of this Option equal in value to the aggregate Option Price as to which the Option is so exercised based on the “Market Price” of the Company’s common stock on the trading day immediately prior to the date on which the Notice of Exercise is delivered to the Company. The “Market Price” of the common stock on any date means the closing price for such common stock as reported on any national or regional securities exchange on which such common stock is listed for trading or as reported on any over-the-counter bulletin board quotation system providing regularly quoted bid and asked prices and sales volume for such common stock.

(c)     Issuance of Optioned Shares. Provided the Company receives a properly completed and executed Notice of Exercise and payment for the full amount of the aggregate Option Price as set forth in section 5(b), the Company shall promptly cause the Optioned Shares underlying the exercised Option to be issued in the name of the Person exercising the Option. Until certificates for the Optioned Shares have actually been issued and registered in such Person’s name on the books of the Company or its registrar upon the due exercise of the Option, such Person shall not have any of the rights of a shareholder with respect to the Optioned Shares being purchased. The Company shall be allowed a reasonable time following delivery of a properly executed Notice of Exercise and payment of the Option Price in which to accomplish the issuance and registration.

6.     Electronic Delivery of Documents.

The Participant agrees that the Company may deliver by e-mail all documents relating to this Option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). The Participant also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify the Participant by e-mail.

7.     Securities Trading Policy.

The Participant agrees to comply with the Company's Securities Trading Policy when selling Optioned Shares.

8.     Adjustment of Optioned Shares.

In the event of any corporate event or transaction (as described in Article 12 of the Company’s 2011 Stock Option Plan), the terms of this Option Agreement (including, without limitation, the number and kind of Optioned Shares subject to this Option Agreement and the Option Price) shall be adjusted as set forth in Article 9 of the Company’s 2011 Stock Option Plan and such Article of said Plan is hereby made a part hereof with respect to the subject of adjustments of Optioned Shares.

9.      No Right to Continued Service as Employee of Company.

The granting of the Option evidenced hereby and this Option Agreement shall impose no obligation on the Company or any Affiliate to continue the Participant as an employee of the Company and shall not lessen or affect any right that the Company may have to terminate his employment status.

10.     Securities Laws/Legend on Certificates.

(a)     The issuance and delivery of Optioned Shares shall comply with all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended (the “Act”) the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Optioned Shares may then be listed and/or traded. Consequently, the Participant agrees that, unless the issuance and sale of the Optioned Shares to the Participant upon the exercise of all or any portion of this Option is registered under such Act, the Company shall be entitled to cause a federal securities law restrictive legend to be imprinted on the certificate(s) to be issued to the Participant as the result of such exercise and the Participant agrees that he will provide to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary to satisfy the requirements of any claimed exemption from the registration requirements of such Act. The Company shall have no obligation to file any registration statement covering resales of Optioned Shares acquired pursuant to the exercise of the Option.

(b) The exercise of the Option may be temporarily suspended by the Company without liability to the Company during times when, in the reasonable opinion of the Company, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If the Option would expire during the suspension period, then the Option shall be exercisable as of the first day after the end of the suspension period for the number of days the Option could not be exercised solely due to the suspension.

11.     Nontransferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant's lifetime, the Option is exercisable only by the Participant. In the event the right to exercise the Option passes to the Participant’s estate, or to a person to whom such right devolves by reason of the Participant’s death, then the Option shall be nontransferable in the hands of the Participant’s executor, administrator, beneficiary or of such person as the case may be (except that the Option may be transferable by the Participant’s executor and/or administrator to the beneficiary(ies) or distributees of the Participant’s estate as a part thereof).

12.     Relationship. The Option shall not be deemed to be salary or other compensation to the Participant for purposes of any pension, thrift, profit sharing, stock purchase or other employee benefit plan now maintained or hereafter adopted by the Company.

13.      Notices. Any notification required by the terms of this Option Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: Corporate Secretary, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

14.     Entire Agreement. This Option Agreement and the Company’s 2011 Stock Option Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Option Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

15.     Waiver. No waiver of any breach or condition of this Option Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

16.     Successors and Assigns. The provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant's assigns and the legal representatives, heirs and legatees of the Participant's estate, whether or not any such person shall have become a party to this Option Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

17.     Choice of Law. Except insofar as federal securities law is controlling, this Option Agreement shall be governed by the law of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

18.     Amendment. This Option Agreement and the Option granted hereunder may be amended at any time in accordance with Article 10 of the Company’s 2011 Stock Option Plan and such Article of said Plan is hereby made a part hereof with respect to the subject of amendments of this Agreement.

19.    Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20.     Signature in Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Option Agreement.

TORVEC, INC.

By:
Name:
Title:

Acknowledged as of the

date first written above:

PARTICIPANT:

EXHIBIT A

NOTICE OF EXERCISE

Torvec, Inc.
1999 Mt. Read Blvd., Building #3
Rochester, NY 14615
Attn:	Date of Exercise: ______________________

Gentlemen:

1. Exercise of Option. This constitutes notice to Torvec, Inc. (the "Company") that pursuant to my Incentive Stock Option Agreement (the "Option Agreement") I elect to purchase the number of Optioned Shares of Company common stock set forth below and for the price set forth below. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the stock option (the "Option") exercised by this notice and have full power and authority to exercise the same.

Date of Grant:

Number of Optioned Shares as to which the Option is exercised:

Shares to be issued in name of:

Total exercise price:	$

Cash Exercise
Cash payment delivered herewith: Cashless Exercise—Number of Shares Used to Make Payment	$

2.     Form of Payment. Forms of payment other than cash or its equivalent (e.g. by cashier's check) are permissible in accordance with section 6(b) of the Incentive Stock Option Agreement.

3.     Delivery of Payment. With this notice, I hereby deliver to the Company the full purchase price of the Optioned Shares and any and all withholding taxes due in connection with the exercise of my Option.

4.     Rights as Shareholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the shares underlying the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my option(s). No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the optioned stock.

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5.      Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Governance and Compensation Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by such Committee shall be final and binding on all parties.

6.      Governing Law; Severability. This notice is governed by the internal substantive laws but not the choice of law rules, of New York. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this notice will continue in full force and effect without said provision.

7.      Entire Agreement. The Option Agreement under which the Optioned Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

Name:

______________________________(social security number)

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